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                                                                    EXHIBIT 99.3

     Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the one statement relating to the common stock of Moore Medical Corp. to which this Exhibit is attached, and any subsequent amendments thereto, is filed on behalf of each of them in the capacities set forth below.

     DATED:                August 16, 2000


                           /s/ Christopher W. Brody
                           ------------------------
                           Christopher W. Brody


                           VANTAGE VENTURE PARTNERS, LP

                           By:      VANTAGE PARTNERS, LLC,
                                    its general partner

                           By:         /s/ Christopher W. Brody
                                    --------------------------------
                                    Christopher W. Brody
                                    Chairman